UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2012

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

Shiloh Industries, Inc. (the “Company”) entered into a Second Amendment Agreement, dated December 26, 2012 (the “Second Amendment”), of its Credit and Security Agreement, as amended (the “Credit Agreement”), with a syndication of lenders led by The Privatebank and Trust Company, as co-lead arranger, sole book runner and administrative agent, PNC Capital Markets, LLC, as co-lead arranger, PNC Bank, National Association, as syndication agent, The Huntington National Bank, as co-documentation agent, and RBS Citizens, National Association, as co-documentation agent. The Second Amendment amends the Credit and Security Agreement entered into on April 19, 2011 and amended on January 31, 2012.

The Second Amendment extends the commitment period to December 25, 2017 and increases the Company's revolving line of credit to $120 million, which may be increased to up to $200 million subject to the Company's pro forma compliance with financial covenants, the administrative agent's approval and the Company obtaining commitments for such increase.

Borrowings under the Credit Agreement bear interest, at the Company's option, at LIBOR or the base (or “prime”) rate established from time to time by the administrative agent, in each case plus an applicable margin. The Second Amendment reduces the interest rate margin on LIBOR loans from 2.5% to 1.5% and maintains a 0% rate margin on base rate loans through March 31, 2013. Thereafter, the interest rate margin on LIBOR loans will be 1.5% to 2.5% and on base rate loans will be 0% to 1.0%, depending on the Company's leverage ratio.

The Second Amendment also amends the maximum leverage and fixed charge coverage ratios. The Second Amendment has increased the permitted leverage ratio from 2.25 to 2.85 and specifies that the leverage ratio shall not exceed 2.85 to 1.00 to the conclusion of the Credit Agreement. Further, the Second Amendment improves the fixed charge coverage ratio reducing it from 2.50 to 2.00 and specifies that the fixed charge coverage ratio shall not be less than 2.00 to 1.00 to the conclusion of the Credit Agreement.

The above summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Membership Interest Purchase Agreement

On December 28, 2012, the Company, through a wholly-owned subsidiary, entered into and consummated the transactions contemplated by a Membership Interest Purchase Agreement, dated December 28, 2012 (the “Purchase Agreement”), among the subsidiary and all of the equity owners of Albany-Chicago Company LLC (“Albany-Chicago”), a producer of aluminum die cast and machined parts for the motor vehicle industry. The purchase price for the equity interests in Albany-Chicago was $55 million, subject to adjustment based on working capital.

The Purchase Agreement contains customary representations and warranties and covenants by each party. Both parties are obligated, subject to certain limitations, to indemnify the other under the Purchase Agreement for certain matters, including breaches of representations, warranties and covenants.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The description of the Purchase Agreement and related transaction set forth under Item 1.01 is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Second Amendment set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statement of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, with respect to the acquisition described in Item 2.01 herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(c) Exhibits

10.1
Second Amendment to the Credit and Security Agreement, dated December 26, 2012, among the Company, the other loan parties thereto, The Privatebank and Trust Company, as co-lead arranger, sole book runner and administrative agent, PNC Capital Markets, LLC, as co-lead arranger, PNC Bank, National Association, as syndication agent, The Huntington National Bank, as co-documentation agent, and RBS Citizens, National Association, as co-documentation agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012	SHILOH INDUSTRIES, INC. By: /s/ Thomas M. Dugan Name:Thomas M. Dugan Title:Vice President of Finance and Treasurer